Exhibit (11) under N-1A
                                          Exhibit 23 under Item 601/Reg SK



                       Consent of Independent Accountants




We consent to the incorporation by reference in Post-Effective Amendment No. 23 to the Registration Statement of the Institutional Cash Management Fund, Institutional Cash Reserves, Institutional Liquid Assets Fund, and Institutional Treasury Money Fund, (four of the Funds comprising BT Institutional Funds) on Form N-1A of our reports dated February 18, 1998 on our audits of the financial statements and financial highlights of the Cash Management Portfolio, Liquid Assets Portfolio, and Treasury Money Portfolio, which reports are included in the Annual Reports to Shareholders for the year ended December 31, 1997 which are incorporated by reference in the Post-Effective Amendment to the Registration Statement. We also consent to the reference in the Statement of Additional Information to our Firm under the caption "Counsel and Independent Accountants."



/s/ Coopers & Lybrand L.L.P.


Kansas City, Missouri
April 29, 1998